SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, DC  20549

                              ___________

                               FORM 8-A


            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                         The Alpine Group, Inc.
          (Exact Name of Registrant as Specified in its Charter)


              Delaware                            58-224-8978
(State of Incorporation or Organization)       (I.R.S. Employer
                                              Identification no.)

   1790 Broadway, New York, New York                  10019
 Address of principal executive office             (Zip Code)



If this Form relates to the        If this Form relates to
registration of a class of debt    the registration of a
securities and is effective upon   class of debt securities
filing pursuant to General         and is to become effective
Instruction A(c)(1) please check   simultaneously with the
the following box.  [  ]           effectiveness of a concurrent
                                   registration statement under
                                   the Securities Act of 1933
                                   pursuant to General
                                   Instruction A(c)(2) please
                                   check the following box. [  ]

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class      Name of Each Exchange on Which
     to be so Registered      Each Class is to be Registered

Common Stock, par value $.10  New York Stock Exchange, Inc.
per share


Securities to be registered pursuant to Section 12(g) of the Act:

                              None

                        (Title of class)


Item 1.   Description of Registrant's Securities to be
          Registered.

     See "Description of Capital Stock" in the Company's
     Registration Statement on Form S-3 (Registration No. 033-
     63815) filed with the Securities and Exchange Commission, which information is hereby incorporated herein by reference.


Item 2.   Exhibits: The following exhibits have been or will be
                    filed with the New York Stock Exchange, Inc.
                    as part of the Company's Listing Application:

     1.   Registration Statement on Form S-1 (Registration No.
          033-63815).

     2. Certificate of Incorporation of The Alpine Group, Inc., as amended.

     3.   Bylaws of The Alpine Group, Inc.

     4.   Specimen of security being registered.






























                            SIGNATURE



          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                              The Alpine Group, Inc.
                                   (Registrant)



Date:  September __, 1996               By: /s/ Bragi F. Schut

                                        Name: Bragi F. Schut
                                        Title: Executive Vice
                                           President